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                                                                     EXHIBIT 8.1

                     [Letterhead of Mayer, Brown & Platt]


                                August 5, 1997


Security Capital Group Incorporated
125 Lincoln Avenue
Santa Fe, New Mexico 87501

Security Capital Atlantic Incorporated
6 Piedmont Center
Atlanta, Georgia  30305

     Re: Certain Federal income tax consequences of the Merger and Issuance Agreement

Dear Ladies and Gentlemen:

     We have acted as counsel to Security Capital Group Incorporated ("Security Capital") and Security Capital Atlantic Incorporated ("ATLANTIC") in connection with (i) the merger (the "REIT Manager Merger") of Security Capital (Atlantic) Incorporated, a subsidiary of Security Capital, with and into Security Capital Atlantic Management Incorporated ("Newco"), a wholly-owned subsidiary of ATLANTIC, and the merger (the "Property Manager Merger") of SCG Realty Services Atlantic Incorporated, a subsidiary of Security Capital, with and into Newco pursuant to section 2.1 of the Merger and Issuance Agreement dated as of March 24, 1997, as amended, (the "Merger and Issuance Agreement") by and between Security Capital and ATLANTIC (the REIT Manager Merger and Property Manager Merger are herein referred to collectively as the "Mergers"), and (ii) the issuance by Security Capital of warrants (the "Warrants") to purchase shares of Security Capital Class B common stock, $0.01 par value per share, pursuant to section 2.2 of the Merger and Issuance Agreement. You have requested that we provide an opinion regarding the treatment of certain transactions contemplated in the Merger and Issuance Agreement under the Internal Revenue Code of 1986, as amended (the "Code"), the accuracy of the tax disclosures in the proxy statement and prospectus (the "Proxy Statement and Prospectus") included as part of the registration statement (the "Registration Statement") on Form S-11 (file no. 333-26263), and the accuracy of the tax disclosure in the prospectus of Security Capital relating to the Warrants (the "Warrant Prospectus") attached to the Proxy Statement and Prospectus as Appendix A.

     In providing this opinion, we have relied on (i) the description of the transaction as set forth in the Merger and Issuance Agreement and the exhibits thereto, (ii) the description of the transaction as set forth in the Proxy Statement and Prospectus included as part of the Registration Statement and the exhibits thereto, (iii) the description of the transaction as set
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Security Capital Group Incorporated
Security Capital Atlantic Incorporated
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August 5, 1997

forth in the Warrant Prospectus and the exhibits thereto, (iv) representations provided by Security Capital and ATLANTIC concerning certain facts underlying and relating to the Merger, (v) representations provided by ATLANTIC concerning certain facts underlying and relating to its qualification as a "real estate investment trust", (vi) representations provided by Security Capital concerning certain facts underlying and relating to the composition of its assets and (vii) a private letter ruling (the "Letter Ruling") from the Internal Revenue Service ("IRS") stating certain legal conclusions regarding the issuance of the Warrants. In addition, we have relied upon the representations made to the IRS in connection with the Letter Ruling and have assumed that Security Capital will comply with any undertakings made to the IRS in connection with the Letter Ruling.

     Based upon and subject to the foregoing, it is our opinion that:

     (i) the summaries of Federal income tax consequences set forth in the Proxy Statement and Prospectus under the headings "Summary -- Federal Income Tax Consequences" and "The Transaction -- Federal Income Tax Consequences" are accurate in all material respects as to matters of law and legal conclusions,

     (ii) the summaries of Federal income tax consequences set forth in the Warrant Prospectus under the headings "Certain Federal Income Tax Consequences" and "Certain United States Federal Tax Considerations for Non-U.S. Holders of Class B Shares" are accurate in all material respects as to matters of law and legal conclusions,

     (iii) the Mergers will each qualify as a "reorganization" within the meaning of Section 368(a) of the Code,

     (iv) the consummation of the transactions contemplated in the Merger and Issuance Agreement will not jeopardize the status of ATLANTIC as a "real estate investment trust" under the Code,

     (v) the receipt by tax-exempt shareholders of ATLANTIC of the Warrants pursuant to the Merger and Issuance Agreement will be treated as "unrelated business taxable income" under the Code, and

     (vi) Security Capital is not, as of the date hereof, a "United States real property holding corporation" within the meaning of Section 897 of the Code.

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Security Capital Group Incorporated
Security Capital Atlantic Incorporated
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August 5, 1997


     This opinion is based on current provisions of the Code, the Treasury regulations promulgated thereunder, and the interpretation of the Code and such regulations by the courts and the IRS, as they are in effect and exist at the date of this opinion. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could adversely affect our conclusion.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to this firm under the headings "Summary -- Federal Income Tax Consequences", "Risk Factors -- Taxability of Warrant Issuance", "The Transaction -- Federal Income Tax Consequences" in the Proxy Statement and Prospectus and "Certain Federal Income Tax Consequences" and "Certain United States Federal Tax Considerations for Non-U.S. Holders of Class B Shares" in the Warrant Prospectus.


                                 Sincerely,



                                 /s/ Mayer, Brown & Platt
                                 MAYER, BROWN & PLATT



WAL/TCS